                                                                    EXHIBIT 99.2

               (English Translation of Original Spanish Document)

AGREEMENT ENTERED INTO BY AND BETWEEN THE COCA-COLA EXPORT CORPORATION, MEXICO BRANCH, REPRESENTED BY MR. EDUARDO ARROCHA GIO, ATTORNEY IN FACT OF SUCH COMPANY, HEREINAFTER REFERRED TO AS "COEXPORT", AND GRUPO INDUSTRIAL SANTA ENGRACIA, S.A. DE C.V., REPRESENTED BY MESSRS. FEDERICO VEYTIA FERNANDEZ AND RUBEN CONCHAS BOJALIL, ATTORNEYS IN FACT OF SUCH COMPANY, HEREINAFTER REFERRED TO AS "THE FRUITGROWER", WITH THE PURPOSE OF TERMINATING THE SUPPLY AGREEMENT AND ITS CORRESPONDING AMENDMENTS, HEREINAFTER REFERRED TO AS "THE AGREEMENTS", PURSUANT TO THE FOLLOWING STATEMENTS AND CLAUSES.

                                   STATEMENTS

The Parties, through their legal representatives, state that:

I.- On October 7, 1996, they executed a supply agreement, in order to compel the FRUITGROWER to seed for a period of three years, five thousand hectares of Italian lemon and to supply the total amount of produced fruit to COEXPORT. On June 19, 1997, the supply agreement was amended in order to modify its termination date to twenty years and to determine that the fruit would be processed in the processing plant designated by COEXPORT. On April 2, 1998, the parties entered into by and between a new amendment agreement, which terminated the supply agreement dated October 7, 1996 and its corresponding amendment agreement, in order to reduce the productive hectares to three thousand five hundred hectares. On January 15, 2001, the April 2, 1998 agreement was amended, in order to reduce the productive hectares to three thousand hectares. Finally, on June 10, 2002 a new amendment agreement was executed in order to reduce the hectares to two thousand four hundred seventy four hectares.

II.- Under such AGREEMENTS, COEXPORT compelled to buy the totality of Italian lemon produced by the FRUITGROWER. The terms and conditions of delivery and considerations were stipulated therein.

III.- They agree to execute this agreement in order to terminate THE AGREEMENTS in advance, pursuant to the following:

CLAUSES

FIRST.- The parties reciprocally acknowledge their capacity in order to bind themselves to the provisions of this agreement.

SECOND.- As of the date hereof, the parties terminate in whole THE AGREEMENTS described in Statement One above for all legal purposes that could derive herein, and they reciprocally grant the broadest release available under law, in connection with their obligations stated under THE AGREEMENTS, therefore, they will not have any action or right in relation to such AGREEMENTS, waiving to any right they might have under the AGREEMENTS.

THIRD.- The FRUITGROWER agrees that, within a period ending on July 30, 2007, it shall abstain from industrially processing its Italian lemon production, marketing such production solely as fresh fruit. Once such term ends, the FRUITGROWER shall be free to industrially process the Italian lemon produced by the FRUITGROWER. This obligation shall continue even though the FRUITGROWER sells its property or part of its property before July 30, 2007.

FOURTH.- As indemnification to the advanced termination of the AGREEMENTS, COEXPORT shall pay to the FRUITGROWER as of the execution date of this agreement, the amount of U.S.$12,500,000.00 (twelve million five hundred thousand dollars, currency of the United States of America), plus the corresponding Added Value Tax.

FIFTH.- The Parties state that they execute this agreement by mutual consent and that there is no vice of consent that could annul this agreement.

SIXTH.- The Parties agree to submit themselves, for the interpretation and compliance with the terms of this agreement, to the jurisdiction of the competent courts of Mexico City, Federal District, waiving to any other preferential jurisdiction by means of their present or future domiciles or otherwise.

In witness whereof, the Parties execute this Agreement in two counterparts in Mexico, Federal District, on April 11, 2003.


BY: COEXPORT                                BY: THE FRUITGROWER

------------------------------              ------------------------------------
By: Eduardo Arrocha Gio                     Federico Veytia Fernandez

                                            ------------------------------------
                                            Ruben Conchas Bojalil

WITNESS:                                    WITNESS:

------------------------------              ------------------------------------
Mr. Eduardo Zago                            Mr. Rodrigo Gomez Alarcon

WITNESS:                                    WITNESS:

------------------------------              ------------------------------------
Mr. Leonel Kuhliger                         Mr. David Ziegler